Exhibit 99.1

Corporate Headquarters

Corporate Policy Statement CPS-704

Revision No: 3

Effective:

Copyright 2007 Lockheed Martin Corporation

Current policies and procedures are on the Lockheed Martin Intranet

International Consultants

Compliance | Obtaining Consultant Services | Terms of Agreement | Amendments and Renewals | Extensions to Agreement Term | Payment of Fees and Expenses | Administration | Violations | General Applicability Statement

1.0 Policy

It is Lockheed Martin policy to contract for international consultants in writing on a selective basis and only after determining that the special expertise needed is not available within the Corporation.

2.0 Applicability

2.1 This policy applies to the acquisition of international consultant services by Lockheed Martin Corporation and its wholly owned subsidiaries. With respect to entities controlled (but not wholly owned) by the Corporation (normally an ownership interest in excess of 50%), the corporate VP & Associate General Counsel-International must ensure that policies substantially similar to this policy are adopted. With respect to entities in which the Corporation has a substantial (but not controlling) ownership interest (i.e., 20%-50%), the corporate VP & Associate General Counsel-International must ensure that such entities have adopted appropriate controls and are taking the steps necessary to effect compliance with the key requirements of this policy by all of their officers, employees, and consultants.

2.2 The following services are not international consultant services and are not covered by this policy:

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Domestic business development consultant services, which must be retained in accordance with CPS-703, Domestic Business Development Consultants. Services meeting the criteria of both CPS-703 and CPS-704 must be retained under separate domestic and international consultant agreements.

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Services provided on a temporary basis to supplement in-house skills, which must be acquired in accordance with normal procurement procedures. Examples of services provided on a temporary basis are clerical, administrative, and housekeeping services; facilities and grounds maintenance; and equipment servicing.

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Services requiring professional qualifications, such as certified public accountants, attorneys, architects, registered engineers, plant physicians, and nurses, which must be acquired in accordance with normal procurement and other applicable procedures. Legal services must be contracted for in accordance with CPS-701, Performance of Legal Activities. Purchases of outside accounting and related services, and all consulting services from Lockheed Martin’s independent accountants, must be contracted for in accordance with CPS-419, Control of Accounting Operations, and Controller’s Manual Statement CMS-010, Purchase of Accounting and Related Services.

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Proposal or contract support services under a services contract or services subcontract, including without limitation post-award services (collectively, “services contract”). Such a services contract always must include a written statement of work whose achievement can be objectively verified in terms of a tangible delivered work product such as a product or component design, a technical proposal, editing or artwork, or other technical service.

Note: A services contract may not be entered into for the purpose of obtaining consultant services. A services contract must not be entered into with a person or firm that is, or within the five years prior to the effective date of the services contract was, a consultant for any Lockheed Martin entity, unless prior written approval is obtained from the Consultant Review Board (CRB) or Consultant Review Committee (CRC) for services contracts that exceed the thresholds in the CRB/CRC Guidelines, or from the corporate VP & Associate General Counsel-International, for services contracts under the CRB/CRC thresholds.

3.0 Definitions

CRB—The group responsible for reviewing and approving proposed consultant arrangements that exceed certain thresholds in the CRB/CRC Guidelines. Members are the corporate SVP Corporate Communications, the corporate VP & Controller, the corporate VP & Treasurer, and the corporate VP & Associate General Counsel-Litigation & Compliance. A quorum is three of the four CRB members. The Senior Manager Corporate Consultant Services (CCS) serves as a nonvoting Executive Director.

CRC—The group responsible for reviewing and approving proposed consultant arrangements that exceed certain thresholds in the CRB/CRC Guidelines, approving corporate policies and procedures pertaining to international consultants; approving standard terms and conditions for use in all Lockheed Martin International Consultant agreements; and establishing the CRB and CRC review thresholds. Members are the corporate EVP & Chief Financial Officer, corporate SVP & General Counsel, and corporate SVP Business Development. A business area EVP participates on a rotating, non-conflict basis.

Convicted—As used in this policy (including the forms linked to this policy), means a finding of guilt in any court or by any judicial body, or any of the following pleas or dispositions: plea of “guilty,” “no contest,” or “nolo contendere”; the imposition of a sentence; or any criminal charge disposed of via deferred adjudication, probation, or agreement of any kind where the sentence is withheld or suspended pending the satisfaction of some condition (such as good behavior, community service, counseling, completion of a class, rehabilitation or other course of treatment).

Firm—A corporation, partnership, joint venture, or any other business entity.

Government Official—An officer or employee of a government or a government department, agency, or “instrumentality” (as that term is defined in CPS-730, Compliance with the Foreign Corrupt Practices Act); or a person acting in an official capacity for a government or a government department, agency, or instrumentality; or an official, employee, or person acting on behalf of a public international organization.

International Consultant—A person or firm possessing special knowledge, expertise, skill, training, or operational experience. The capabilities possessed by a consultant generally are not available within the Corporation. As used in this policy, “international consultant,” or “consultant” includes any representative, distributor, reseller, consultant, broker, or any other person or firm by whatever name known, of U.S. or any other nationality, who has or is likely to have contact with a foreign (non-U.S.) customer (including contact in the U.S.) and is retained to provide services directly related to obtaining, retaining, or facilitating business or business opportunities, in or with any foreign country or foreign firm by (a) advising Lockheed Martin management in connection with business development, acquisition, or retention in such environment; or (b) representing Lockheed Martin in connection with sales efforts involving foreign customers, foreign firms, or foreign governments, except as specifically excluded in paragraph 2.2. This definition includes offset brokers unless such brokers will not have contact with foreign customers and have offset credits immediately available for procurement. See CPS-603, Offset/Countertrade Commitments.

Note: In any instance where it is not clear whether a person or firm is a consultant, the matter must be referred to the element’s Legal Counsel or the corporate VP & Associate General Counsel-International for resolution.

4.0 Compliance

4.1 All international consultants must comply with the laws and regulations of the foreign countries in which they operate (except to the extent inconsistent with U.S. law) and the laws and regulations of the United States, particularly the Foreign Corrupt Practices Act (FCPA) (see CPS-730); the Consent Decree dated April 13, 1976 between Lockheed Corporation and the Securities and Exchange Commission; and the Consent Order dated June 23, 1978 between Lockheed Corporation and the Federal Trade Commission. Any real or apparent inconsistency between U.S. and foreign law must be referred to the corporate VP & Associate General Counsel-International for resolution.

4.2 Lockheed Martin will contractually require its consultants to be bound by the applicable provisions of its Code of Ethics and Business Conduct, Setting the Standard (the “Code”).

4.3 The use of a person or firm who has been convicted of a felony offense, or who is debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs, may affect Lockheed Martin’s present responsibility in connection with government contracts and impair its ability to defend against certain types of legal actions. In most cases a person or firm who has been charged with or convicted of a felony offense in any jurisdiction or country, or who is presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs, will not be retained as an international consultant. The element’s senior executive may authorize an exception following consultation with the corporate VP & Associate General Counsel-International.

4.4 No payments to or agreements with any consultant will be made in violation of U.S. law, the law of the applicable foreign country, or the Code.

4.5 No consultant will be a government official or an official of a political party or a candidate for political office, except with the written approval of the corporate VP & Associate General Counsel-International. This restriction applies to the owners, principal shareholders, officers, and active representatives of a consultant organization, or anyone receiving compensation from a consultant organization.

4.6 No consultant will be an officer, director, employee, or “affiliate” (as that term is defined under the Securities Act of 1933) of any customer, unless such dual activity is permissible in the country involved and is approved in writing by the chief executive officer of such customer. The Senior Manager CCS must maintain such written approval. This restriction applies to the owners, principal shareholders, officers, and active representatives of a consultant organization, or anyone receiving compensation from a consultant organization.

4.7 No payment will be made and no other thing of value will be given to any consultant if there is reason to believe that, in connection with the consultant’s performance under its agreement with Lockheed Martin or on Lockheed Martin’s behalf, all or any portion of the payment or other thing of value will be offered, given or promised, directly or indirectly, to any government official, political party, official of a political party, or candidate for political office. This restriction does not apply to:

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Reasonable provision for facilitating or expediting payments of money, gifts, or other things of value to government officials (except for U.S. federal, state, or local officials) whose duties are essentially non-discretionary or clerical, where such payments or gifts are necessary to ensure or expedite performance of the official’s duties (e.g., as specified in the FCPA, facilitating or expediting payments for routine governmental actions such as payments for expediting shipments through Customs or overseas phone calls, or to ensure police protection or mail delivery) and are not for the purpose of obtaining or retaining business for Lockheed Martin or directing business to any person. Such facilitating or expediting payments are strongly discouraged and may be made only when necessary to secure adequate performance of a service or action that Lockheed Martin is entitled to have performed in any case and that is necessary to the conduct of its business and when the conditions in the Operational Directions section of CPS-730 have been satisfied. This requires the prior approval of the element’s Legal Counsel or the corporate VP & Associate General Counsel-International, except in exigent or urgent circumstances in accordance with the procedures in the Operational Directions section of CPS-730.

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Furnishing meals, refreshments, entertainment, or transportation of reasonable value, or furnishing pictures, models of Lockheed Martin products of little or no intrinsic value, or other items of small dollar value marked with the Lockheed Martin logo that are distributed for advertising or commemorative purposes, when the conditions in the Hospitality Guidelines section of CPS-730 have been satisfied.

5.0 Obtaining Consultant Services

5.1 No work for Lockheed Martin will be done by and no payments will be made to any international consultant until a written agreement, approved as provided in this policy, has been executed by both parties. See CMS-550, Accounting for Consultant Commissions and Other Costs, for appropriate accounting policy and procedures.

5.2 Legal Counsel of the element desiring to retain the prospective consultant, with corporate Legal, is responsible for determining the legality of contracting with the prospective consultant.

5.3 The requester also must coordinate with the Senior Manager CCS to determine whether the proposed consultant is already under agreement with the Corporation.

5.4 The actions required for the initial appointment or renewal of an international consultant are provided below. Actions that are optional for renewal of a consultant are marked with an asterisk (*).

Note: The International Consultant Administration Manual, maintained by CCS, contains forms and other information used to implement this policy. If different versions of a form are available, select the version that applies to the type of consultant services being obtained. Direct questions about form selection to CCS.

Step	Action	Responsible
1.

At least 90 calendar days before the desired appointment or renewal date, send the following documents to the proposed consultant:

•     Application for International Consultant Appointment (the “Application”)

•     Disclaimer Letter (required for new agreements and in all cases when territory or product will be added)*

•     The Code (in the native language of the consultant when available)*

•     Letter of Appointment (optional for new agreements and renewals)*

•     Conflict of Interest Staffing Forms (as required by CPS-523, Employing or Acquiring the Services of Current or Former U.S. Military Personnel and Federal Government Employees)*

•     International Consultant Agreement (the “Agreement”), in generic form, clearly marked as a draft, for information only*.

Requester

2.

Completes and returns to the requester:

•     Application

•     Disclaimer Letter (when applicable)*

•     Conflict of Interest Staffing Form (when applicable)*

•     Code Acknowledgment Card*.

Note: The requester should ensure that the consultant agrees with the key provisions of the proposed Agreement, including term, territory, product/service coverage, and compensation.

Consultant

3.	Review the General Services Administration’s Excluded Parties List System and the consultant’s responses on the Application. If the consultant is debarred or suspended from government contracting or has been notified that such action is pending, has been charged with or convicted of a felony offense in any jurisdiction or country, or has any unresolved criminal charges currently pending that have not yet been adjudicated or dispositioned, contact the element’s Legal Counsel and comply with paragraph 4.3.	Requester

4.	Prepare the appropriate Regional President’s Recommendation and send it to the CCS Regional Manager for coordination with the relevant Regional President(s).	Requester

5.

If the services will involve or affect offset/countertrade agreements, have the Director Industrial Participation sign the Regional President’s Recommendation, verifying that the proposed arrangement would comply with CPS-603.

Note: This signature may be obtained before or after the Regional President’s review.

CCS Regional Manager

6.

Perform a preliminary due diligence:

•     Meet with the consultant. Visit the consultant’s offices in the country where the services will be performed*.

•     If the consultant will be based outside the U.S., obtain one of the following from the U.S. Embassy in the country where the services will be performed: the U.S. Embassy’s evaluation of the consultant or an International Company Profile (ICP).

Regional President or designee

7.	Review, complete, and sign the Regional President’s Recommendation, ensuring that it fully justifies the retainer or commission recommended. Send the Regional President’s Recommendation, embassy evaluation or ICP (when applicable), and any other relevant information to the requester via the CCS Regional Manager.	Regional President

8.

Prepare an approval package consisting of the following documents and send it to the element’s Legal Counsel:

•     International Consultant Approval (the “Approval”) completed through the Requester’s signature

•     Application

•     Disclaimer Letter (when applicable)*

•     Regional President’s Recommendation

•     Embassy evaluation or ICP (when applicable)

•     Conflict of Interest Staffing Form (when applicable)*

•     Code Acknowledgment Card*

•     Other relevant information.

Requester

9.	Review the approval package and preliminary due diligence for legal sufficiency.	Element Legal

10.

Obtain a legal opinion from competent outside counsel addressing the following questions, or use existing legal opinions that are applicable and current (less than two years old):

•     Does the proposed Agreement, including the proposed consultant activities, comply with local law?

•     Does the compensation to be paid comply with local law and (if outside counsel is willing to so opine) seem reasonable and not excessive?

•     Does the proposed relationship with the consultant give rise to concerns under local anti-bribery statutes and the FCPA?

•     Could the proposed consultant be considered a government official in the territory?

Element Legal

11.*	Check and document in writing the references listed by the consultant.	Element Legal

12.	If the consultant currently is providing a supplier, customer, or competitor of Lockheed Martin services similar to those proposed to be provided to Lockheed Martin, or has provided such services during the previous 12 months, ensure compliance with CPS-712, Conflict of Interest.	Element Legal

13.	If the consultant has an Organizational Conflict of Interest restriction that may limit his or her future job assignments, ensure compliance with CPS-034, Organizational Conflict of Interest.	Element Legal

14.*	If the consultant is a former U.S. government employee or employs former U.S. government employees who will work under the Agreement, ensure compliance with CPS-523.	Element Legal

15.*	If the consultant is a former Lockheed Martin employee, have the element’s senior Human Resources executive or designee sign the Approval, verifying that there is no potential for improper employment practice and that the proposed retention of services would comply with CPS-524, Reemploying or Obtaining the Services of Retired Salaried Personnel.	Requester

16.

Have the element’s senior executive or designee sign the Approval. Send the approval package including the following documents to CCS:

•     Approval

•     Application

•     Input from references*

•     Disclaimer Letter (when applicable)*

•     Regional President’s Recommendation

•     Embassy evaluation or ICP (when applicable)

•     Conflict of Interest Staffing Form (when applicable)*

•     Code Acknowledgment Card*

•     Legal opinion from outside counsel

•     Other relevant information.

Requester

17.

Check the approval package for completeness and clarity. Prepare an Agreement (or amendment), and an approval sheet to collect the required corporate signatures, and add them to the approval package.

Note: All Agreements must be written in the name of Lockheed Martin Overseas Corporation (LMOC).

CCS

18.	Send the approval package to the corporate SVP Washington Operations or designee (if the consultant will interface with Lockheed Martin’s Washington DC-based customer community as described in CPS-045, Washington Operations) and the corporate VP & Treasurer or designee (if the consultant will provide customer financing). Have them sign the approval sheet when applicable.	CCS

19.	Send the approval package to the corporate VP & Associate General Counsel-International.	CCS

20.	Review the approval package to ensure its legal adequacy and the absence of “red flags” or legal concerns. Investigate and resolve any red flags or concerns.	Corp VP & Assoc General Counsel-Intl

21.

With requesting element Legal, complete the due diligence background check on the proposed consultant:

•     Review the legal opinion from outside counsel to confirm that the Agreement with the consultant is lawful and the proposed level of compensation is reasonable, given the expected norms for the product and country.

•     Review the relevant corporate policies and procedures to confirm that retention of the consultant would comply with corporate direction.

•     Review legal compliance to confirm that retention of the consultant would be consistent with the FCPA and other applicable U.S. and local legal requirements, including disclosure requirements such as those in Part 130 of the International Traffic In Arms Regulations (ITAR).

•     Evaluate the character of the consultant to confirm that he or she appears to be of high integrity and is likely to comply with the FCPA, other applicable U.S. and foreign legal requirements, and the Code. The evaluation must include a personal interview with and briefing of the consultant to ensure that the consultant fully understands and agrees to comply with the FCPA, other applicable U.S. and foreign legal requirements, and the Code. At the conclusion of the briefing, have the consultant sign a Compliance Acknowledgment with respect to such requirements.

•     Review Lockheed Martin’s standard terms and conditions with the consultant, including contract negotiation, if required.

Corp VP & Assoc General Counsel-Intl

22.	Upon satisfactory completion of the due diligence, sign the approval sheet, add the Compliance Acknowledgment and copy of the due diligence interview notes to the approval package, and return the approval package to CCS.	Corp VP & Assoc General Counsel-Intl

23.

Finalize the approval package including the following documents:

•     Approval and approval sheet

•     Application

•     Input from references*

•     Agreement

•     Compliance Acknowledgment

•     Disclaimer Letter (when applicable)*

•     Regional President’s Recommendation

•     Due diligence interview notes

•     Embassy evaluation or ICP (when applicable)

•     Conflict of Interest Staffing Form (when applicable)*

•     Code Acknowledgment Card*

•     Legal opinion from outside counsel

•     Other relevant information.

CCS

24.	Send the approval package to the corporate VP Business Development Operations and the corporate SVP Business Development (or their designees). Have them sign the approval sheet.	CCS

25.

If the Agreement exceeds the thresholds in the CRB/CRC Guidelines, submit the Agreement for CRB or CRC approval as required.

Note: The corporate VP & Associate General Counsel-International or corporate VP Business Development Operations may refer any proposed Agreement (including those under the CRB/CRC thresholds) for CRB/CRC review for any reason. The CRB Executive Director must notify the appropriate business area VP & General Counsel of any proposed Agreement that will be submitted to the CRB/CRC.

CRB Executive Director

26.

Forward the Agreement to the proposed consultant for signature and, upon return, to the LMOC President or delegatee for execution.

Note: For amendments (see section 7.0), the LMOC President or delegatee may sign first.

CCS

27.	Notify the agreement monitor of his or her duties and responsibilities and provide a copy of the Agreement Monitor Guidelines.	Corp SVP Business Devt or designee

6.0 Terms of Agreement

Statement of Work and Agreement Monitor

6.1 The Agreement must set forth a precise statement of work, including deliverable items such as documented analyses, reports, or other materials. The Agreement must name the Lockheed Martin employee who has been designated by the element to serve as the agreement monitor. Additional information such as specific product/service coverage or special requirements or limitations may be included when desired or necessary.

Consultant Compensation

6.2 Compensation for services to be performed by the consultant must be reasonable and consistent with compensation for similar work within the industry or field of technology in the country where the services are to be performed and must be permissible under local law. The total corporate commitment for retainer fees or commissions to any person or firm for consulting services must be approved in accordance with the CRB/CRC Guidelines.

6.3 “Disguised commission” arrangements designed to circumvent local laws, regulations, administrative requirements, or Lockheed Martin policies and procedures are prohibited. Such a prohibited disguised commission arrangement involves an agreement to pay a consultant a commission or success fee amount over time in the guise of periodic retainer payments for ongoing services.

Consultant Expense Reimbursement

6.4 The Agreement must require that the agreement monitor personally approve in writing in advance any extraordinary expenditures, such as travel by the consultant to a facility in the U.S. The consultant’s travel and subsistence expense records must be documented with an explanation of each trip’s purpose and itinerary with preapproval of any extraordinary expenditures. Reimbursement for domestic air and rail travel is limited to economy coach accommodations. Reimbursement for international air travel is limited to business class. The consultant must attach receipts for such expenditures to invoices in a form satisfactory to the agreement monitor and the LMOC Controller.

6.5 The consultant must strictly observe prohibitions relating to the entertainment of military and government officials and the giving of anything of value to such officials, under applicable country law, the Hospitality Guidelines section of CPS-730, and the Hospitality Rules for Foreign Officials published by the corporate VP & Associate General Counsel-International.

Ethics

6.6 The Agreement must specify that by execution of the Agreement the consultant warrants that the consultant has received a copy of, and will comply with, the Code.

Duration of Agreement and Expiration or Termination

6.7 The Agreement must state its duration in terms of a commencement date and an ending date, for a term not to exceed two years, unless otherwise approved by the CRC or CRB.

6.8 The Agreement must contain a clause permitting Lockheed Martin to terminate the Agreement without cause and with 60 days or less notice, and limit Lockheed Martin’s liability to fees earned and expenses incurred to the date of termination.

6.9 The Agreement must specify that it will terminate immediately and all payments that are due or have been made under the Agreement will be forfeited if, in the rendering of services, illegal payments are made, or any part of the fee or expenses payable under the Agreement is used for an illegal purpose, or paid to a third party with the knowledge that the money will be used for an illegal purpose, or conduct is engaged in that violates foreign law or U.S. law, including specifically the FCPA, the ITAR and Export Administration Regulations (EAR), and the U.S. antiboycott laws. See CPS-729, Compliance with United States Antiboycott Laws. Upon execution of the Agreement the consultant must furnish representations and warranties that:

•	no payments or gifts have been or will be made, offered, or promised to improperly influence foreign officials;

•	no foreign official has any legal or beneficial interest in such business or in any commission or payment Lockheed Martin makes;

•	the consultant will disclose to Lockheed Martin any payment of, or offer to pay, political contributions, fees, or commissions pursuant to Part 130.12 of the ITAR; and

•	the consultant is fully qualified to assist Lockheed Martin under U.S. and applicable foreign law and has complied with any registration and licensing requirements.

6.10 Breach of any warranty or representation will be cause for immediate termination of the Agreement.

Independent Contractor

6.11 The Agreement must specify that the consultant is an independent contractor and is prohibited from making any binding commitments on behalf of Lockheed Martin.

Consultant Certifications

6.12 The Agreement must include a clause to the effect that the consultant has not been convicted of, or within the past five years charged with, any felony offense in any jurisdiction or country, and is not presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs. If the consultant is a firm, the representations and certifications will apply to the individuals who will be performing the consulting services and to the principal officers and owners of the firm.

6.13 The Agreement must include a clause where the consultant agrees that in performance of the Agreement he or she will comply with the applicable laws and regulations of the U.S. and the Territory (except to the extent inconsistent with U.S. laws and regulations), and will not make or permit to be made or knowingly allow a third party to make any improper payments, or to perform an unlawful act. To that end, the consultant must execute the Consultant Certifications attached to the Agreement, and agree to furnish further certifications as required. Failure or refusal to promptly furnish any required certificate or disclosure upon request from Lockheed Martin will be cause for immediate termination of the Agreement.

6.14 The Agreement may include other terms and conditions that are required and approved by the corporate VP & Associate General Counsel-International or the element’s Legal Counsel.

7.0 Amendments and Renewals

7.1 The requester must contact CCS to discuss any proposed change to the Agreement. A minor change, such as removal of a country from the territory, removal of a product from the product list, or a change in product name with no potential financial impact—as determined by CCS in consultation with the corporate VP & Associate General Counsel-International as necessary—will be documented by written amendment, signed by the consultant and LMOC. Agreement Monitor changes will be handled as a written notice issued by CCS. Any other change will be processed as a renewal in accordance with section 5.0.

7.2 If the Agreement will be amended or renewed, the agreement monitor must ensure that the process is initiated in a timely manner to avoid the possibility of the consultant having to stop work until the amendment or renewal is finalized.

8.0 Extensions to Agreement Term

Except with the written approval of the corporate SVP & General Counsel or the corporate VP & Associate General Counsel-International, the Agreement term may be extended only once, for a period not to exceed 90 calendar days. The element’s Legal Counsel must direct the request for extension to CCS, which will issue an extension letter.

9.0 Payment of Fees and Expenses

The actions required for the authorization and payment of consulting fees, commissions, and/or reimbursable expenses are provided below. No element may make any payment to a consultant without prior LMOC authorization as described below.

Step	Action	Responsible
1.

Submits to the agreement monitor:

•     International Invoice

•     Required receipts

•     Agreement monitor’s written preapproval of any extraordinary expenditures. See paragraph 6.4

•     International Consultant Activity Report (the “Activity Report”) correlating work product with payment requested. Even though activities may involve highly classified or highly sensitive matters, a meaningful non-classified Activity Report is required to substantiate payment.

Note: For commission payments, an Activity Report is required for the initial International Invoice only. Subsequent commission payments for the same sale require an International Invoice only.

Consultant

2.	Review the submitted documentation to verify that services have been properly rendered, documented, and supported. For commission payments, also confirm in writing that Lockheed Martin has received payment (in the correct amount) from the customer. Upon satisfactory completion of these verifications, sign the Activity Report, signifying approval for payment, and provide all documentation to CCS.	Agreement Monitor, or person delegated invoice approval authority in writing

3.	Verify that the Activity Report and International Invoice bear the signature of the consultant and have agreement monitor approval, and that the name and address on the invoice, bank/wire transfer instructions, payment amount, and period of performance are consistent with the Agreement. Upon satisfactory completion of these verifications, authorize payment of the International Invoice.	CCS (on behalf of LMOC)

4.

Upon receipt of authorization from CCS, pay the consultant through the element’s normal disbursement channels.

Note: All payments to a consultant must be made by check or wire transfer to an account in the name of the consultant in the country where a substantial portion of the related services are performed or the country from which the consultant normally conducts business, except where specifically approved in writing by the corporate VP & Associate General Counsel-International or the CRB or CRC.

Lockheed Martin element retaining the consultant services

10.0 Administration

10.1 The corporate VP Internal Audit must ensure that the international consultant review and approval process is audited at least annually.

10.2 At least annually, the Regional President, the agreement monitor, and the corporate SVP Washington Operations or designee (if the consultant has contact with Congress or the Washington DC-based Executive Branch) must complete an International Consultant Evaluation and submit it to the corporate SVP Business Development and the corporate VP & Associate General Counsel-International for review.

10.3 To the extent reasonably possible, the consultant will receive approximately one hour of training annually on the Code and associated business conduct policies, with a focus on international issues such as compliance with the FCPA, the ITAR and EAR, and the U.S. antiboycott laws. Training content will be determined by the corporate VP Ethics & Business Conduct in coordination with the corporate VP & Associate General Counsel-International, and provided by an authorized Lockheed Martin representative. Upon completion, the person providing the training must have the consultant sign the Code Acknowledgment Card and an International Consultant Ethics Training Acknowledgment. The agreement monitor must ensure that the signed Acknowledgment forms are provided to the Senior Manager CCS for placement in the consultant’s file.

Note: The biannual due diligence interview conducted by the corporate VP & Associate General Counsel-International fulfills the training requirement for the calendar year in which the due diligence was performed. The International Consultant Ethics Training Acknowledgment and Code Acknowledgment Card are not required.

10.4 If the Code is substantially revised at any time during the term of the Agreement, a copy of the revised Code must be furnished to the consultant.

10.5 The following documents must be retained for six years from the date of final payment under the Agreement or until audit activities are completed, whichever is later:

•	The Senior Manager CCS must retain the signed original Agreement, amendments, certifications, acknowledgments, disclosures, and other forms.

•	The Lockheed Martin element retaining the consultant services must retain consultant payment information, invoices, and supporting documents.

•	The agreement monitor must retain consultant work product, including reports, presentations, and related documents.

10.6 It is the continuing responsibility of the agreement monitor to be aware of all Agreement terms and conditions (including the stated expiration date of the Agreement), and all applicable provisions of this policy.

11.0 Violations

Any violation of this policy will result in disciplinary action, up to and including termination from employment.